UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2022, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced the appointment of Dana Pizzuti, M.D. as the Company’s Chief Development Officer, which was effective as of September 30, 2022. Dr. Pizzuti, 67, is a board-certified physician with more than 30 years of pharmaceutical industry experience in clinical development, pharmacovigilance, and medical and regulatory affairs. Prior to joining Crinetics, from January 2020 to September 2022, Dr. Pizzuti served as senior vice president, development operations and chief medical officer and previously served as vice president of global regulatory affairs from July 2019 to December 2019 at Ascendis Pharma, Inc., where she rebuilt the U.S. regulatory affairs unit into a streamlined global organization. At Ascendis, she led the company’s successful U.S. and European marketing applications for lonapegsomatropin, a combination drug-device product for children one year and older with growth hormone deficiency. Prior to Ascendis, from March 2019 to July 2019, Dr, Pizzutti served as senior vice president of regulatory, quality and pharmacovigilance at Theravance Biopharma, Inc. From June 2017 to March 2019, Dr. Pizzuti served as senior vice president, regulatory affairs, regulatory compliance and quality assurance at Rigel Pharmaceuticals, Inc., where she established the regulatory affairs function and directed the team responsible for the company’s first new drug application approval. From March 2007 to June 2017, she led the global regulatory affairs unit at Gilead Sciences, Inc., managing over 500 people across 33 countries leading to marketing authorizations for 15 new drugs in global markets. Dr. Pizzuti earned her Bachelor of Science (cum laude) in biology from Yale University, and she received her M.D. from the NYU School of Medicine. She completed her medical internship and residency at NYU-Bellevue Hospital Center in New York City and fellowship in infectious disease at Albert Einstein-Montefiore Medical Center.

In connection with her appointment, Dr. Pizzuti entered into an employment agreement with the Company effective as of September 30, 2022 (the “Employment Agreement”), which provides that, among other things, Dr. Pizzuti's annual base salary will be $525,000, and her target annual incentive bonus will be 40% of her base salary.

Pursuant to the Employment Agreement, if Dr. Pizzuti’s employment is terminated by us other than for cause or by her for good reason, she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her Employment Agreement: (1) her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a payment equal to 9 months of her then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date Dr. Pizzuti becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of her unvested stock awards as to the number of stock awards that would vest over the 9-month period following the date of termination.

If Dr. Pizzuti’s employment is terminated by us other than for cause or by her for good reason within 12 months after a change in control, in lieu of the severance benefits described above, she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her Employment Agreement: (1) her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a payment equal to 12 months of her then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Dr. Pizzuti becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Dr. Pizzuti’s then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Dr. Pizzuti’s timely execution and non-revocation of a general release of claims in favor of the Company, 100% of Dr. Pizzuti’s outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Dr. Pizzuti's termination by us without cause or by Dr. Pizzuti for good reason after a change in control or (2) the first anniversary of the closing of such change in control. In addition, in the event of Dr. Pizzuti’s termination of employment by reason of her death or permanent disability, and subject to Dr. Pizzuti’s (or her estate’s) timely execution and non-revocation of a general release of claims in favor of the Company and, in the case of her permanent disability, her continued compliance with the restrictive covenants set forth in her Employment Agreement, 100% of Dr. Pizzuti’s outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Dr. Pizzuti’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she is entitled to receive only her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.

On October 10, 2022, the Company expects to grant Dr. Pizzuti a stock option to purchase 230,000 shares of common stock of the Company under the Company’s 2021 Employment Inducement Incentive Award Plan (the "Inducement Plan"), 25% of which will vest on September 30, 2023, and the remainder will vest in 36 equal monthly installments thereafter. The stock option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on October 10, 2022. The Company also expects to grant Dr. Pizzuti 12,500 restricted stock units under the Inducement Plan, all of which will vest on March 30, 2023. In connection with the commencement of her employment, Dr. Pizzuti will also receive a signing bonus of $95,000 and relocation assistance in an amount not yet determinable.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Dr. Pizzuti.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the

Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	October 3, 2022	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer